Exhibit 99.1

Alleghany Corporation Stockholders Approve Acquisition By
 Berkshire Hathaway

NEW YORK, June 9, 2022 – Alleghany Corporation (NYSE: Y) today announced that its stockholders voted to approve and adopt the Agreement and Plan of Merger, dated as of March 20, 2022 (the “Merger Agreement”), pursuant to which Alleghany will be acquired by Berkshire Hathaway Inc. (NYSE: BRK.A; BRK.B) for $848.02 per share of common stock in cash.

“We are pleased our stockholders have overwhelmingly voted to support this compelling transaction, which delivers significant value to them. I want to personally thank Alleghany’s employees for their contributions and continued dedication that have made this achievement possible,” said Joseph P. Brandon, Alleghany’s President and Chief Executive Officer. “Alleghany looks forward to further building on its success as part of Berkshire Hathaway.”

During the special meeting of stockholders held today, approximately 84% of Alleghany’s outstanding common shares, and more than 98% of the votes cast, voted in favor of the merger proposal. The final voting results at the special meeting will be set forth in a Current Report on Form 8-K to be filed by Alleghany with the U.S. Securities and Exchange Commission.

In addition to the approval today by Alleghany stockholders, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired in early May.  The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions and regulatory approvals.

About Alleghany

Alleghany Corporation owns operating subsidiaries and manages investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany's property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., which underwrites wholesale specialty insurance coverages; and CapSpecialty, Inc., an underwriter of specialty casualty and surety insurance coverages. Alleghany's subsidiary Alleghany Capital Corporation owns and supports a diverse portfolio of eight non-financial businesses.

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results.

Various forward-looking statements in this release relate to the proposed acquisition by Berkshire Hathaway of Alleghany. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on unanticipated terms and timing, including delays in obtaining required regulatory approvals, and in satisfying the other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm Alleghany’s business, including current plans and operations; (vi) the ability of Alleghany to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022 and Alleghany’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2022 filed with the SEC on May 5, 2022 and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Contacts

Investors
Dale James
Alleghany Corporation
212-508-8116

Media
Paul Scarpetta/Drew Brown/Warren Rizzi
Sard Verbinnen & Co.
AlleghanyCorp-SVC@sardverb.com